Exhibit 2
CONSENT AND AGREEMENT TO JOINT FILING
Pursuant to Rule 13d-1(k)(1)(iii) of Regulation 13D-G of the Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, each of the undersigned persons does hereby consent to and agree to jointly file with the Securities and Exchange Commission a Schedule 13D on behalf of each of them with respect to their beneficial ownership of common stock, no par value, of Nautilus, Inc., and any future amendments thereto as may be required from time to time.
Dated: August 16, 2010

SHERBORNE INVESTORS LP
By:	SHERBORNE INVESTORS GP, LLC, its general partner

By:	/s/ Craig L. McKibben
	Name:	Craig L. McKibben
	Title:	Managing Director

SHERBORNE INVESTORS GP, LLC
By:	/s/ Craig L. McKibben
	Name:	Craig L. McKibben
	Title:	Managing Director

SHERBORNE INVESTORS MANAGEMENT LP
By:	SHERBORNE INVESTORS MANAGEMENT
GP, LLC, its general partner

By:	/s/ Craig L. McKibben
	Name:	Craig L. McKibben
	Title:	Managing Director

SHERBORNE INVESTORS MANAGEMENT GP, LLC
By:	/s/ Craig L. McKibben
	Name:	Craig L. McKibben
	Title:	Managing Director

SHERBORNE STRATEGIC FUND A, LLC
By:	SHERBORNE INVESTORS LP, its
managing member

By:	SHERBORNE INVESTORS GP, LLC, its general partner

By:	/s/ Craig L. McKibben
	Name:	Craig L. McKibben
	Title:	Managing Director

SHERBORNE STRATEGIC FUND B, LLC
By:	SHERBORNE INVESTORS LP, its
managing member

By:	SHERBORNE INVESTORS GP, LLC, its general partner

By:	/s/ Craig L. McKibben
	Name:	Craig L. McKibben
	Title:	Managing Director

NOTTINGHAM INVESTORS LLC
By:	SHERBORNE INVESTORS LP, its
managing member

By:	SHERBORNE INVESTORS GP, LLC, its general partner

By:	/s/ Craig L. McKibben
	Name:	Craig L. McKibben
	Title:	Managing Director